FIRST FARMERS AND MERCHANTS CORPORATION
        816 South Garden Street, Columbia, Tennessee  38402-1148

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

               to be held on the 20th day of April, 1999

To the Stockholders of First Farmers and Merchants Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the
Stockholders of First Farmers and Merchants Corporation will be held at the Memorial Building, 308 West 7th Street, Columbia,
Tennessee  38401, on the 20th day of April, 1999 at 4:00 o'clock
P.M., local time, for the following purposes:

1. Election of Directors: Election of sixteen (16) persons listed in the Proxy Statement dated March 29, 1999, accompanying the notice of said meeting.

2. Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on March
15, 1999, are entitled to notice of and to vote at the meeting.

   To assure that your shares are represented at the meeting, please mark, date, sign and promptly return the enclosed proxy. The proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

      By order of the Board of Directors

                                       John P. Tomlinson, III
                                       Secretary
March 29, 1999

                 FIRST FARMERS AND MERCHANTS CORPORATION
                        816 South Garden Street
                    Columbia, Tennessee  38402-1148

                                PROXY
                            March 29, 1999

    KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Stockholder of First Farmers and Merchants Corporation of Columbia, Tennessee do nominate, constitute, and appoint Robin Courtney, Bettye Cornwell, and C. Allan Kerley or any of them with full power to act alone, my true and lawful representative with respect to all shares of Common Stock of First Farmers and Merchants Corporation which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders to be held on April 20, 1999, at 4:00 p.m., local time at the office of the Memorial Building, 308 West 7th Street, Columbia, Tennessee 38401, or any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1. Election of the sixteen (16) persons listed below as
   Directors:

   FOR all nominees listed below [ ]   AGAINST all nominees listed below [ ]
   (Except as marked to the contrary)

   Kenneth A. Abercrombie  H. Terry Cook, Jr.     Dr. O. Rebecca Hawkins    T. Randy Stevens
   James L. Bailey, Jr.    W. J. Davis, Jr.       Waymon L. Hickman         Dan C. Wheeler
   Flavius A. Barker       Thomas Napier Gordon   Joe E. Lancaster          David I. Wise
   Hulet M. Chaney         Edwin W. Halliday      Dr. Joseph W. Remke, III  W. Donald Wright

    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
    LISTED ABOVE, LINE THROUGH OR STRIKE OUT THE NOMINEE'S NAME.

2.  At their discretion, Robin Courtney and/or Bettye
    Cornwell and/or C. Allan Kerley are authorized to vote upon such other business as may properly come before the meeting.

    Management at present knows of no other business to be presented by or on behalf of its management at the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
    MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO
    DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
    THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated the __________ day of __________, 1999

                              _________________________________________

                              _________________________________________
                                			(Signature of Shareholder)

No. of Shares ______________   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                               PROMPTLY.

_________ I will attend the meeting/reception.    _________ Number attending

_________ I will not attnd the meeting/reception.

            FIRST FARMERS AND MERCHANTS CORPORATION
                    816 South Garden Street
               Columbia, Tennessee  38402-1148


                       PROXY STATEMENT


               ANNUAL MEETING OF STOCKHOLDERS

          To Be Held on The 20th day of April, 1999

    The accompanying proxy is solicited by and on behalf of the Board of Directors of First Farmers and Merchants Corporation (the "Corporation") for use at the Seventeenth Annual Meeting of Stockholders to be held on the 20th day of April, 1999, and any adjournment thereof. The time and place of the meeting are set forth in the accompanying Notice of Meeting. All expenses of preparing, printing, and mailing the proxy and all materials used in the solicitation thereof will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by directors, officers, and other personnel of the Corporation or its affiliate, none of whom will receive additional compensation for such services. The Corporation will also request custodians and nominees to forward soliciting materials to the beneficial owners of stock held of record by them and will pay reasonable expenses of such persons for forwarding such material. The date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders of the Corporation is the 29th day of March, 1999.


                    PURPOSES OF THE MEETING

    The Annual Stockholders' Meeting will be held for the purposes of (i) electing directors and (ii) transacting whatever business may properly be brought before the meeting or any adjournment thereof.

                       QUORUM AND VOTING

    At the closing of business on March 15, 1999, the Corporation had issued and outstanding 2,920,000 shares of its common stock. Only holders of record of Common Stock of the Corporation at the close of business on March 15, 1999, (the "Record Date"), are entitled to notice of and to vote on matters to come before the Annual Meeting or any adjournment thereof.

    The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. A stockholder is entitled to one vote in person or by proxy at the Annual Meeting for each share of Common Stock of the Corporation held of record in his/her name.

    In each case where the stockholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his/her specifications. Stockholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matters of business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same in the best interests of the Corporation, but management does not know of any other matter of business. Any stockholder has the power to revoke his/her proxy at any time, insofar as it has not been exercised, by written notice or subsequently dated proxy, received by the Corporation, or by revocation given by the stockholder in person at the Annual Meeting or any adjournment thereof.


         PRINCIPAL HOLDERS OF VOTING SECURITIES

    As of March 15, 1999, no individual or corporation owned beneficially, directly or indirectly, more than 5% of the Corporation's voting securities. As of March 15, 1999, the First Farmers and Merchants National Bank of Columbia (the "Bank"), the Corporation's subsidiary held, of record in a fiduciary capacity as trustee, executor, agent or otherwise, 265,385 shares or approximately 9.09% of the Corporation's outstanding Common Stock, and has the sole right to vote all of these shares. The trust shares will be voted in a manner consistent with the best interests of the beneficiaries as determined by the Bank as fiduciary.

    The following tabulation sets forth the amount and percentage of the Corporation Common Stock owned beneficially (as determined in accordance with the rules and regulations of the Securities and Exchange Commission) as of March 15, 1999, by all directors and executive officers of the Corporation as a group. For tabulation of beneficial ownership of Corporation by individual directors, see ELECTION OF DIRECTORS.

    Number of shares owned Beneficially      Percentage of
    by Directors and Executive Officers       Common Stock
    as a Group (a total of 26 persons)      2,920,000 shares
               505,736                          17.32%


                      ELECTION OF DIRECTORS

    At the meeting, sixteen (16) nominees will be proposed for election as directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

The Corporation's Bylaws provide in Article III, Section 2, that there shall be at least five (5) and not more than twenty-five
(25) Directors. The Board of Directors believes it advisable that there be sixteen (16) Directors of the Corporation at this time. Proxies cannot be voted for a greater number than sixteen
(16) nominees.

    The Board of Directors proposes the election of the nominees listed to serve until the next Annual Meeting or until their successors are duly elected and qualified. Fourteen of the nominees are presently serving as Directors. Mr. Harlan D. Bowsher and Mr. Tillman W. Knox, who are present members of the Board, have attained mandatory retirement age. The new proposed Directors are Dr. O. Rebecca Hawkins, President of Columbia State Community College, and Dr. Joseph W. Remke, III, President of Remke Eye Clinic, PC.

    Dr. Hawkins is a native of Bristol, Tennessee, and received her bachelor's degree from Virginia Commonwealth University, master's degree from Virginia Polytechnic Institute and State University and doctorate from the University of Maryland where she received the College of Education Distinguished Alumna Award in 1998. Dr. Hawkins served as Vice President of Advancement and Planning at Prince George's Community College, Largo, Maryland, before joining Columbia State Community College as President in 1996. Dr. Hawkins is an executive board member of the Tennessee College Association, member of the American Association of Community Colleges and Academy of Presidents and Commissioner for the Commission on Colleges of the Southern Association of Colleges and Schools. Active in many civic and community organizations, she is a member of the board of the Maury County Chamber of Commerce, Steering Committee of the Business/Community/Education Partnership of Maury County, the Kiwanis Club of Columbia, and the administrative Board of First United Methodist Church. She also serves on the Advisory Board for First Farmers and Merchants National Bank.

    Dr. Remke is a native of Lawrence County, and resides
there with his wife, Kathy, and their two children. Dr. Remke completed his undergraduate studies at Austin Peay State University and received his Optometry degree from southern College of Optometry. He is a past president of the Tennessee Optometric Association and currently serves on their Board of Trustees. Dr. Remke has been honored as Tennessee optometrist of the Year and is a fellow of the Tennessee Academy of Optometry. He serves on the City of Lawrenceburg Board of Public Utilities and the Lawrenceburg Health Facilities
Commission.   He also serves on the Board of the 21st Century
Council, the Columbia State Foundation Board, the Sacred Heart School Endowment Fund Board of Directors and is a past president of the Lawrence County Chamber of Commerce. Dr. Remke also serves on the Advisory Board for First Farmers and Merchants National Bank.

    Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election as Directors of all of the nominees named. If for any reason any one of such nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Corporation may propose. The Board of Directors has no reason to expect that any of these nominees will fail to be candidates at the meeting, and, therefore, does not at this time have any substitute nominee under consideration. The names and certain information relating to the sixteen (16) nominees set forth below has been furnished to the Corporation by the individuals named.

    The following information is furnished with respect to the nominees on the next two pages:

                             Position &         Position &   Director   Business Experience        Shares Owned
                             Office Held        Office Held  of Bank      During Last              Beneficially as  Percent
Name                    Age  With Corporation   With Bank    Since      Five (5) Years             of 3/15/99/1     of Class

Kenneth A. Abercrombie  56   Director            Director    1988       President, Loretto Casket  2,400            0.082%
                                                                        Co., Inc.
James L. Bailey, Jr.    56   Director            Director    1973       Pharmacist                 8,460            0.290%
Flavius A. Barker       68   Director            Director    1996       President, Tennessee         418/2          0.014%
                                                                        Farm Bureau Federation
Harlan D. Bowsher       70   Director            Director    1974       Plant Manager,            17,912/3          0.613%
(Retires 4/20/99)                                                       General Electric (retired)
Hulet M. Chaney         54   Director            Director    1997       CEO, Tennessee Farmers     6,418/4          0.220%
                                                                        Insurance Companies
H. Terry Cook, Jr.      58   Director            Director    1980       President, Cook           24,154/5          0.827%
                                                                        Properties,Inc.
W. J. Davis, Jr.        52   Director            Director    1982       Chairman and CEO,         80,376/6          2.753%
                                                                        Davis Group, Inc.
Thomas Napier Gordon    47   Director            Director    1986       Managing Partner,         68,324/7          2.340%
                                                                        Gordon Brothers
                                                                        Properties
Edwin W. Halliday       66   Director            Director    1974       Farmer                     8,448/8          0.290%

O. Rebecca Hawkins      58   Director            Director               President, CSCC              400            0.014%
(Nominated to replace
retirees)
Waymon L. Hickman       64   Director,           Director,   1967       Chairman & Chief          72,584/9          2.486%
                             Chairman &          Chairman &             Executive Officer
                             CEO                 CEO                    of Bank
Tillman Knox            70   Director            Director    1966       President,Hall & Knox     28,100/10         0.962%
(Retires 4/20/99)                                                       Mining Company, Inc.
Joe E. Lancaster        69   Director            Director    1968       CEO, Emeritus             68,000/11         2.329%
                                                                        Tennessee Farmers
                                                                        Insurance Companies
Joseph  W. Remke, III   48   Director            Director               Optometrist                2,000            0.068%
(Nominated to replace
retirees)
T. Randy Stevens        47   Director,           Director,   1991       President & Chief         36,800/12         1.260%
                             President           President              Operating Officer
                             & COO               & COO                  of Bank
Dan C. Wheeler          56   Director            Director    1993       Commissioner TN            6,634/13         0.227%
                                                                        Department of Agriculture
David I. Wise           67   Director            Director    1967       Senior Exec.VP/Security/  44,096/14         1.510%
                                                                             (Retired)
W. Donald Wright        59   Director            Director    1992       Partner H & S Pharmacies   1,016            0.035%
                                                                                                 476,540           16.320%

                               Footnotes
[FN]
<F1>
/1   Unless otherwise indicated, all shares are owned of record.

<F2>
/2   418 shares are registered to Flavius A. Barker or Naomi
     Barker, Mr. Barker's wife.

<F3>
/3    448 shares are registered to Barbara J. Bowsher, Mr.
      Bowsher's wife.

<F4>
/4    4,180 shares are registered to Hulet M. Chaney and Joyce
      A. Chaney, Mr. Chaney's wife.

<F5>
/5    7,154 shares are registered to Griffitha G. Cook, Mr.
      Cook's wife.

<F6>
/6    12,600 shares are registered to Wayne Pressnell
      Testamentary Trust number one.

      1,600 shares are registered to Estate of W. J. Davis, Sr.

      12,600 shares are registered to Winfred J. Davis & Starling
      Pressnell Davis, Co-Trustees.

      16,536 shares are registered to W. J. Davis, Jr., Trustee, the Davis Group

      640 shares are registered to Mrs. W. J. Davis.

<F7>
/7 9,060 shares are registered to Thomas Napier Gordon, Jr., minor son of Mr. Gordon.

      9,060 shares are registered to Edward Bradshaw Gordon, minor son of Mr. Gordon.

      400 shares are registered to Teri Hasenour Gordon, wife of Mr. Gordon.

<F8>
/8    7,280 shares are registered to Polly Ann Halliday, Mr.
      Halliday's wife.

<F9>
/9 38,044 shares are registered to Waymon L. Hickman and Carey B. Hickman, Mr. Hickman's wife, joint tenants.

<F10>
/10   12,584 shares are registered to Hall and Knox Mining
      Company.

<F11>
/11   38,000 shares are registered to Betty L. Lancaster, Mr.
      Lancaster's wife.

<F12>
/12 400 shares are registered to T. Randy Stevens, custodian for Branson James Stevens.

      400 shares are registered to T. Randy Stevens, custodian for Rebecca Lynn Stevens.

      12,000 shares are registered to Leesa M. Stevens, Mr.
      Stevens' wife.

<F13>
/13 1,100 shares are registered to Mary Carol Wheeler, wife of Mr. Wheeler.

<F14>
/14 2,000 shares are registered to Mary Neil P. Wise, wife of Mr. Wise.

                 COMMITTEES OF THE BOARD

    There are no standing committees of the Board of Directors of the Corporation. The Board of Directors of the Corporation met six (6) times during 1998.

    The Board of Directors of the Bank has designated eight
(8) standing committees.  They are as follows:

                Audit/Compliance/CRA Committee (5 members)
                   Compensation Committee (7 members)
           Deferred Profit Sharing Benefit Committee (5 members)
                   Executive Committee (7 members)
                 Trust Audit Committee (5 members)
                      Trust Committee (5 members)
               Risk Management Committee (9 members)
            Business Development Committee (10 members)


 Audit/Compliance/CRA Committee

     Functions: The Committee recommends the certified public accounting firm to be employed by the Corporation and the Bank for audit purposes and recommends the areas of responsibility of the CPA firm. The Committee also meets with the CPA firm to receive the auditors' evaluation of the conditions of the Corporation and the Bank, and brings those reports to the Board of Directors for their consideration. The Committee also meets with internal auditors for periodic review of the audit program of the Corporation and the Bank. The committee also oversees and advises Bank Management and the Board of Directors in all areas dealing with Compliance and Community Reinvestment Act.

     Number of 1998 meetings:  8

     Membership:  The Committee membership is made up of five
(5) directors who are not officers of the Bank.  They are Harlan
D. Bowsher, Chairman, James L. Bailey, Jr., Edwin W. Halliday,
Dan C. Wheeler and W. Donald Wright.


Compensation Committee

     Functions: The Committee recommends to the Board of Directors fees for board meetings and fees for committee meetings for directors. The Committee reviews, evaluates and recommends to the Boards of the Corporation and the Bank officers' compensation program and deferred profit sharing contributions for all eligible employees. See compensation committee report on executive compensation on pages 9 through 12.

     Number of 1998 meetings:  2

     Membership: The membership of the Committee is made up of one (1) director who is an officer of the Corporation and of the Bank and six (6) directors who are not officers of the Corporation or the Bank. They are Tillman Knox, Chairman, Kenneth A. Abercrombie, Harlan D. Bowsher, H. Terry Cook, Jr.,
W. J. Davis, Jr., Joe E. Lancaster, and Waymon L. Hickman.

Deferred Profit Sharing Benefit Committee

     Functions: The Committee determines the eligibility of employees to participate in the Profit Sharing Plan; it also supervises records pertaining to continuity of service, acts on applications for retirement benefits, applications for leaves of absence and request for distribution of participants' accounts. The Committee is also responsible for preparing annual reports, financial statements, disclosing benefits to participants, and reporting to the IRS and the Department of Labor.

     Number of 1998 meetings:  1

     Membership: The membership of the Committee is made up of one (1) director who is an officer of the Corporation and the Bank, two (2) directors who are not officers of the Corporation or the Bank, one (1) advisory director who is not a director of the Corporation or the Bank, and one (1) employee who is not a director of the Corporation or the Bank. They are T. Randy Stevens, Chairman, Flavius A. Barker, Thomas Napier Gordon, Bobby Sands (Advisory) and Amy B. Slagle (Employee).


Executive Committee

     Functions: The Committee reviews and recommends to the Board of Directors for its approval selected actions with regard to the general direction and conduct of the Corporation and the Bank. The Committee acts on loan applications and reviews overdrafts, cash items, loans, lines of credit, and loan reviews in accordance with Bank's policies which have been approved by the Board of Directors.

     Number of 1998 meetings:  45

     Membership: The membership of the Committee is made up of one (1) director who is an officer of the Corporation and the Bank, five (5) other directors, none of whom is an officer of the Corporation or the Bank and one (1) Honorary Director of the Bank, who is not an officer of the Corporation. They are Waymon
L. Hickman, Chairman, Virgil H. Moore, Jr., Honorary Chairman, Harlan D. Bowsher, H. Terry Cook, Jr., Tillman Knox, Joe E. Lancaster, and David I. Wise.


Trust Audit Committee

     The functions of this committee:   recommends the certified
public accounting firm to be employed by the Bank for auditing the Trust Department. The Committee recommends the areas of responsibility of the CPA firm, meets with the CPA firm to receive the auditors evaluation of the condition of the Trust Department, and brings those reports to the Board of Directors for its consideration. The Committee was combined into the Audit/Compliance/CRA Committee.

      Number of 1998 meetings:  1

      Membership: The membership of the Committee is made up of five (5) directors who are not officers of the Corporation or the Bank. They are Harlan D. Bowsher, Chairman, James L.
Bailey, Jr., Edwin W. Halliday, Dan C. Wheeler, and W. Donald
Wright


Trust Committee

     Functions: The Committee supervises the Trust Department. Its duties include establishing and reviewing the investment strategy of the Trust Department, its major equity commitments and collective funds performances, and reviewing the earnings and operations of the Trust Department.

     Number of 1998 meetings:  12

     Membership: The membership of the Committee is made up of two (2) directors who are officers of the Corporation and the Bank, and three (3) directors who are not officers of the Corporation or the Bank. They are Waymon L. Hickman, Chairman,
T. Randy Stevens, Vice Chairman, Tom Napier Gordon, Hulet M. Chaney, and Joe E. Lancaster.


Risk Management Committee

     Functions: The purpose of the Committee is to study areas of risk within the bank with emphasis on insurance coverage and bonding requirements.

     Number of 1998 meetings:  1

     Membership: The membership of the Committee is made up of two (2) directors who are officers of the Corporation and the Bank, five (5) directors who are not officers of the Corporation or the Bank and two (2) Advisory Directors of the Bank. They are T. Randy Stevens, Chairman, Flavius A. Barker, W. J. Davis, Jr., Edwin W. Halliday, Dr. O Rebecca Hawkins (Advisory), Waymon
L. Hickman, David I. Wise, Dan C. Wheeler and Clarence A. Powell, (Advisory). John P. Tomlinson, III serves as Secretary of the Committee.


Business Development Committee

     Functions: The purpose of the Committee is to oversee and advise bank management in the development and execution of its marketing and business development plans.

    Number of 1998 meetings:  1

    Membership: The membership of the Committee is made up of two (2) directors who are officers of the Corporation and the Bank, six (6) directors who are not officers of the Corporation or the Bank, and two (2) advisory directors of the bank. They are W. J. Davis, Jr., Chairman, Kenneth Abercrombie, James L. Bailey, Jr., Hulet M. Chaney , H. Terry Cook, Jr., Revis Harris (Advisory), Waymon L. Hickman, Joseph W. Remke, III (Advisory), T. Randy Stevens, and W. Donald Wright. Nancy Bohannon serves as Committee Coordinator.

Director Attendance

       During fiscal year 1998, there were six (6) meetings of the Board of Directors of the Corporation and twelve (12) meetings of the Board of Directors of the Bank. Each member of the Board, attended at least 75% of the aggregate meetings of the Boards and committees of which they were members with the exception of one director who attended an aggregate of 58% of the Board meetings and Committee meetings to which he was assigned.



              COMPENSATION OF DIRECTORS AND OFFICERS

During the fiscal year 1998, each director and officer of the Corporation received an annual retainer of $1,500.00 and was paid a fee of $375.00 for each Board meeting attended up to four meetings. Each Active and Honorary Bank Director received $400.00 for each Bank Board of Directors' meeting attended.
Each Bank Advisory Director received $250.00 for each Bank Board of Directors' meeting attended. Each member of the Bank's Executive Committee received a $6,250.00 annual retainer. Each Active, Honorary and Advisory Bank Director (excluding salaried officers) received $200.00 for attendance at any scheduled or officially called Committee meeting of any standing or specially appointed committee. Active Corporation and Bank Directors may defer fees payable to them under the Corporation's and Bank's Directors Deferred Compensation Plans. During the fiscal year 1998, the Corporation and the Bank paid total cash directors' fees of $113,190.00, and directors' fees were deferred in the amount of $131,500.00.




    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

    Decisions on compensation of the Bank's executives are made by the seven member Compensation Committee of the Board. The Compensation Committee believes that the actions of each executive officer have the potential to impact the short-term and long-term profitability of the Corporation and the Bank. Consequently, the Compensation Committee places considerable importance on its task of designing and administering an executive compensation program.

    The Bank has an executive compensation program that is focused on Corporation shareholder value and the overall performance of the Corporation and the Bank. The two main components of the executive compensation program are base salary and bonus.

Compensation

    The Compensation Committee's executive compensation program is designed to provide competitive levels of compensation that are integrated with the Corporation's and Bank's annual and long-term goals. Executive compensation is reviewed by the Committee relative to peer group executive compensation based on national and state survey information. The peer group used from the national and state surveys utilized institutions in the asset size range from $500,000,000.00 to $750,000,000.00. The national survey also includes data on adjoining states.

    The Compensation Committee approved cash compensation opportunities for executive officers in 1998 that are consistent with the Compensation Committee's executive compensation program.


Base Salary

    Base salary represents a fixed labor cost and is designed so that senior management receives acceptable salaries, thereby helping the Corporation and Bank keep the talent needed to meet the challenges in the financial service industry. Many factors are included in determining base salaries, such as the responsibilities borne by the executive officer, the scope of the position, length of service with the Corporation and Bank; and individual performance; and what companies in the Peer Group are paying for similar positions. The Compensation Committee believes that executive officer base salaries should be slightly above the median of a market-competitive range. Salaries are reviewed annually.


Bonus "REAP"

    The second component in the executive compensation program is the bonus plan referred to as the Reserve for Employee Action Payments, "REAP". An earnings per share after taxes goal is established for the Bank on an annual basis. If that goal is achieved, eligible employees receive an end of the year payment at the rate of 5% of the employees salary for the entire year. If the goal is not reached, the REAP account is reduced in proportion to the shortage in the net earnings. There is no ceiling or maximum amount that may be placed in the REAP account; therefore, employees share proportionally in the amount that the net earnings exceed the predetermined annual goal. During fiscal year 1998, the bank exceeded its goal and paid to 262 eligible employees $280,420 (equivalent to 5.13% of salaries for eligible employees). Executive officers received REAP payments as follows: Waymon L. Hickman - $10,265, T. Randy Stevens - $5,725, and John P. Tomlinson III - $4,387 (see Summary Compensation Table on page 12).

Chief Executive Officer Compensation

    The executive compensation program described above is applied in setting Mr. Hickman's compensation. Mr. Hickman participates in the same executive compensation program available to the other executive officers. The Compensation Committee reviews the executive compensation program in relationship to the performance of the Corporation's net income and stock value. Net income for the Corporation and the Bank totaled $7,340,612 for fiscal year 1998, representing a 4.0% increase above the previous year. Stock value increased from $39.00 per share at December 31, 1997* to $46.00 per share at December 31, 1998 representing a $7.00 per share increase. The increase represents an annualized gain of 17.95%, plus a $1.63 per share in cash dividends declared in 1998. Based upon these and other factors the 1998 cash compensation of Mr. Hickman was $216,380. Mr. Hickman had a base salary of $200,100 which is slightly above the median salary in comparison to his peers in the national and state surveys indicated above. Mr. Hickman earned a bonus (REAP) in the amount of $19,762 that was due to the corporation's excellent financial results in 1998.

Conclusion

    The Compensation Committee believes that this mix of market-based salaries and bonus represents a balance that will motivate the management team to continue to produce strong returns. The Compensation Committee further believes this program strikes an appropriate balance between the interests and needs of the Corporation and the Bank in operating its business.

    Submitted by the Compensation Committee of the Company's
Board of Directors.

                Tillman Knox, Chairman
                Kenneth A. Abercrombie
                Harlan D. Bowsher
                H. Terry Cook, Jr.
                W. J. Davis, Jr.
                Joe E. Lancaster
                Waymon L. Hickman



[FN]
<F15>
*This is a restated December, 1997 number to give retroactive effect to the 100% stock dividend paid to shareholders on April
21, 1998.

           REMUNERATION OF DIRECTORS AND OFFICERS

    The following table sets forth the aggregate remuneration accrued or paid by the Bank or the Corporation during the fiscal years ending December 31, 1998, 1997, and 1996, to the highest compensated officers or directors whose aggregate remuneration exceeds $100,000.00.

                 SUMMARY COMPENSATION TABLE
Name of Individual                                    Other Annual     All Other
and Principal Position   Year   Salary/1   Bonus/2  Compensation/3  Compensation/4
Waymon L. Hickman,       1998  $ 200,100  $ 19,762    $  24,000      $  51,530
Chairman of the Board,   1997    193,500    23,199       24,000         46,490
Chief Executive Officer  1996    180,100    26,849       22,500         42,055
& Director of  Bank
and Corporation

T. Randy Stevens,        1998  $ 111,600  $  5,731    $  16,741      $  12,250
President,  Chief        1997    105,600     7,603       15,840         10,874
Operating Officer &      1996     96,100     7,536       14,415          9,732
Director of Bank
and Corporation

David I. Wise,           1998  $    -     $   -       $    -         $  32,852
Director of Bank and     1997       -         -            -            31,030
Director of Corporation  1996    81,910      6,422       12,287         29,450
(Retired)

John P. Tomlinson,       1998  $ 85,500   $  7,402    $  12,827      $    -
Executive Vice President 1997    80,700      8,610       12,105           -
of Bank and  Secretary   1996       -         -            -              -
of Corporation

<F16>
/1     Salaries, cash bank and corporation committee fees.

<F17>
/2 Bonus includes REAP, group term replacement insurance provided, and use of auto.
<F18>
/3 Other annual compensation is the bank's contribution to the Deferred Profit Sharing Plan. This benefit provided by the Bank does not discriminate in favor of officers and directors and is available generally to all salaried employees.
<F19>
/4 Deferred Salary Continuation Plan, Deferred Corporation and Committee Fees.

Shareholder Return

    Set forth below is a graph comparing the yearly change in the cumulative total shareholder return on the Company Common
Stock against the cumulative total return of the S&P
Composite-500 Stock Index and the S&P Major Regional Bank
Composite Index for the period of five years commencing December
31, 1993 and ending December 31, 1998.


    The graph displaying the contents of the table below will be mailed to our stockholders.

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

         VALUE OF $100 INVESTED ON DECEMBER 31, 1993 AT:
               12/31/93  12/31/94  12/31/95  12/31/96   12/31/97  12/31/98
FF&M           $ 100.00  $ 118.42  $ 142.11  $ 171.05   $ 208.14  $ 254.20
Regional Banks   100.00     91.15    143.04    195.49     294.02    324.94
S&P 500          100.00    101.32    140.06    170.98     228.03    293.20

<F20>
* Assumes that the value of the investment in Company Common
  Stock and each index was $100 on December 31, 1993 and that all dividends were reinvested.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Knox, Abercrombie, Bowsher, Cook, Davis,
Lancaster, and Hickman, served as members of the Compensation Committee throughout 1998. During 1998, the Corporation's bank subsidiary engaged in customary banking transactions and had outstanding loans to certain of the Corporation's and Bank's directors, including Messrs. Knox, Bowsher, Davis, and Lancaster, and members of the immediate families of such directors and executive officers. Messrs. Knox, Bowsher, Davis, and Lancaster, their affiliates, families, and companies in which they hold ten percent or more ownership had outstanding loan balances of $856,797 at December 31, 1998. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features.


               DEFERRED PROFIT SHARING PLAN

    The Bank has a Deferred Profit Sharing Plan and Trust which has been approved by the Internal Revenue Service for deferral of income tax. This plan includes all eligible employees. All employees who attain age twenty (20) years, and who complete one
(1) year of service with the Bank are eligible to participate. Participants receive a vested percentage of 25% after two (2) years of service and 15% each year thereafter until 100% vested at the end of seven (7) years of participation in the plan. The Bank's contribution to the Plan and Trust is determined by the annual performance of the Bank and is subject to approval by the Board of Directors of the Bank annually. The aggregate amount placed in Trust for the two hundred fifteen (215) participants during fiscal year 1998 was $730,606. At December 31, 1998, the total ending value of Mr. Waymon L. Hickman's account in the Profit Sharing Plan was $1,462,890, Mr. T. Randy Stevens's account was $541,152 and Mr. John P. Tomlinson's account was $506,795.


                 Deferred Profit Sharing Plan
             Years of Service          Amount Vested
                   1                 No Participation
             More than 1 but
               less than 2                 0%
                   2                      25%
                   3                      40%
                   4                      55%
                   5                      70%
                   6                      85%
                   7                     100%

                 CERTIFIED PUBLIC ACCOUNTING FIRM

    Upon the recommendation of the Audit Committee of the Bank, the firm of Kraft Bros., Esstman, Patton & Harrell has been selected by the Board of Directors of both the Corporation and the Bank to serve as principal accountants for the Corporation and the Bank for the current year. The firm of Kraft Bros., Esstman, Patton & Harrell and its predecessors has served as principal accountants for more than 39 years. A representative of the firm will be present at the stockholders meeting and will have the opportunity to make a statement if he/she so desires.


                       OTHER MATTERS

    As of the date of this Proxy Statement, the management of the Corporation and the Bank knows of no other business that will be presented at this meeting.


        ITEMS OF BUSINESS FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

    Any proposals by stockholders to be included in the Proxy Statement and Proxy Form for consideration at the next Annual Meeting of Stockholders must be received by management at 816 South Garden Street, Columbia, Tennessee 38402-1148, no later than November 28, 1999.


                          ANNUAL REPORTS

    The annual report of the Corporation to stockholders for the calendar year 1998 is enclosed, but is not intended to be part of this Proxy Statement.



    COPIES OF THE CORPORATION'S ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) WILL BE MAILED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST MADE TO:
PATRICIA N. MCCLANAHAN, TREASURER, FIRST FARMERS AND MERCHANTS CORPORATION, P. O. BOX 1148, COLUMBIA, TENNESSEE 38402-1148.

    By the order of the Board of Directors


                                           John P. Tomlinson, III
                                           Secretary

March 29, 1999